UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreement

In connection with the acquisition of Central Financial Corporation, on November 12, 2013, New Hampshire Thrift Bancshares, Inc. (the “Company”) and Lake Sunapee Bank, fsb (the “Bank”) entered into a consulting services letter agreement (the “Consulting Agreement”) with Steven H. Dimick, a member of the Company’s and Bank’s board of directors. Pursuant to the Consulting Agreement, Mr. Dimick will assist with various projects, including transition services, maintaining relationships with customers, community organizations and vendors, and otherwise assisting with special projects as may be requested by the Company. The Consulting Agreement has an initial term commencing on November 1, 2013 and ending on April 30, 2014. The Company may terminate or extend the initial term of the Consulting Agreement at any time upon 30 days’ advance notice to Mr. Dimick. Mr. Dimick will receive a monthly consulting fee of $7,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Consulting Services Letter Agreement by and between the Company, the Bank and Steven H. Dimick, dated November 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Laura Jacobi

Laura Jacobi

FSVP/Chief Financial Officer

Date: November 14, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Services Letter Agreement by and between the Company, the Bank and Steven H. Dimick, dated November 6, 2013